Exhibit 99.2
Third Quarter 2026 Financial Results
November 9, 2026

Telos Corporation Reports $55.2 Million of Revenue, Highest Quarterly Profit Since IPO, and $9.4 Million of Cash Flow from Operations; Raises Full Year Guidance
•Recent New Business Wins: Information Assurance business has secured $58 million of net new Xacta and professional services orders that are forecasted to generate approximately $20 million of Revenue in 2027.
•Continued Growth: Revenue grew 7.3% year-over-year to $55.2 million, exceeding guidance, and driven by 16.6% growth in Security Solutions primarily due to the expansion of large programs in Telos ID.
•Healthy Gross Margins: GAAP Gross Margin and Cash Gross Margin1 both exceeded guidance assumptions primarily due to performance of Telos ID. GAAP Gross Margin was 37.9% and Cash Gross Margin1 was 43.1%.
•Operating Expenses: GAAP Operating Expenses declined 26.8% year-over-year due to lower stock-based compensation expense, while Adjusted Operating Expenses1 increased 1.8%.
•Highest Quarterly Profit Since IPO: GAAP Net Income was $4.4 million; Adjusted EBITDA1 was $10.6 million, exceeding guidance. GAAP Net Income Margin was 8.0%; Adjusted EBITDA Margin1 was 19.2%, exceeding guidance.
•Robust Cash Flow Margins: Cash Flow from Operations was $9.4 million or 17.1% of revenue. Free Cash Flow1 increased 11.9% year-over-year to $7.4 million. Free Cash Flow Margin1 was 13.4% and represents the seventh consecutive quarter over 12.0%.
•Accelerated Share Repurchases: Deployed $5.7 million to repurchase over 1.2 million shares at an average price of $4.59 per share.
•Forecast: Raised full year Revenue and Adjusted EBITDA2 outlook to reflect over $58 million of new awards in Information Assurance, strength in TSA PreCheck® volumes, and margin outperformance on large programs.

Financial Guidance for the Fourth Quarter and Implied Full Year Ending December 31, 2026
	Fourth Quarter	Full Year
		Prior	Updated
Revenue	$47.5 million - $50.0 million	$187 million - $195 million	$198.2 million - $200.7 million
Year-Over-Year Growth	2% - 7%	14% - 18%	20% - 22%
Adjusted EBITDA[2]	$7.0 million - $8.8 million	$23.6 million - $28.6 million	$32.3 million - $34.1 million
Adjusted EBITDA Margin[2]	14.7% - 17.6%	12.6% - 14.7%	16.3% - 17.0%
1 Cash Gross Margin, Adjusted Operating Expenses, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Free Cash Flow Margin are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” below.
2Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. The Company has not provided a reconciliation to the most directly comparable GAAP measure to these forward-looking non-GAAP financial measures because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, reconciliations of forward-looking Adjusted EBITDA and Adjusted EBITDA Margin are not available without unreasonable effort.

Third Quarter 2026 Financial Highlights
	Three Months Ended
	September 30, 2026	September 30, 2025

	(amounts in millions, except per share data)
Revenue	$55.2	$51.4
Gross Profit	$20.9	$20.5
Gross Margin	37.9%	39.9%
Adjusted Gross Profit[1]	$21.1	$20.7
Adjusted Gross Margin[1]	38.3%	40.2%
Cash Gross Profit[1]	$23.8	$23.1
Cash Gross Margin[1]	43.1%	44.8%
GAAP Net Income (Loss)	$4.4	$(2.1)
GAAP Net Income (Loss) Margin	8.0%	(4.1)%
Adjusted Net Income[1]	$7.0	$6.8
EBITDA[1]	$7.6	$0.7
Adjusted EBITDA[1]	$10.6	$10.1
Adjusted EBITDA Margin[1]	19.2%	19.6%
GAAP EPS, basic	$0.06	$(0.03)
Weighted-average Shares of Common Stock Outstanding, basic (GAAP)	74.2	72.6
GAAP EPS, diluted[2]	$0.06	$(0.03)
Weighted-average Shares of Common Stock Outstanding, diluted (GAAP)	76.5	72.6
Adjusted EPS[1]	$0.09	$0.09
Weighted-average Shares of Common Stock Outstanding, diluted[2] (Non-GAAP)	76.5	75.6
Cash Flow from Operations	$9.4	$9.1
Free Cash Flow[1]	$7.4	$6.6
Free Cash Flow Margin[1]	13.4%	12.8%
1 Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Net Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow, and Free Cash Flow Margin are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below.
2 For a period of net loss, potentially dilutive shares are not included in the calculation of diluted earnings (loss) per share, because to do so would be anti-dilutive. This is adjusted to reconcile GAAP earnings (loss) per share (excluding potentially dilutive shares) with non-GAAP earnings per share (including potentially dilutive shares).
Forward-Looking Statements
This summary contains forward-looking statements, including all of the information described as “forecast” or “guidance”, which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions, and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025, and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.
Although the Company bases these forward-looking statements on assumptions that its management believes are reasonable when made, the Company cautions the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this summary. Given these risks, uncertainties, and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP financial measures of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Earnings Per Share ("EPS"), Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin are useful in evaluating our operating and cash flow performance. We believe that this non-GAAP financial information, when taken collectively with our GAAP results, may be helpful to readers of our financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.
Telos believes that EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Operating Expenses, and Adjusted Operating Expenses provide the Board of Directors, management and investors with a clear representation of the Company’s core operating performance and trends, provide greater visibility into the long-term financial performance of the Company, and eliminate the impact of items that do not relate to the ongoing operating performance of the business. Further, Adjusted EBITDA is used by the Board of Directors and management to prepare and approve the Company’s annual budget, and to evaluate the performance of certain management personnel when determining incentive compensation. Adjusted Gross Profit, Cash Gross Profit, Adjusted Gross Margin and Cash Gross Margin provide management and investors a clear representation of the core economics of gross profit and gross margin without the impact of non-cash expenses and sunk costs expended. Telos uses Free Cash Flow and Free Cash Flow Margin to understand the cash flows that directly correspond with our operations and the investments the Company must make in those operations, using a methodology that combines operating cash flows and capital expenditures. Further, Free Cash Flow may be useful to management and investors in evaluating the Company's operating and cash flow performance and liquidity, and the Board of Directors uses this measure to evaluate the performance of certain management personnel when determining incentive compensation. Telos believes these non-GAAP financial measures facilitate the comparison of the Company’s operating and cash performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the Company’s results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.
EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin are supplemental measures of operating and cash flow performance that are not made under GAAP and do not represent, and should not be considered as an alternative to gross profit, gross margin, net (loss) income, earnings per share, operating expenses or net cash flows (used in) provided by operating activities, as determined by GAAP.
The Company defines EBITDA as net income (loss), adjusted for non-operating (income) expense, interest expense, provision for (benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, adjusted for stock-based compensation expense, impairment loss on goodwill and intangible assets, and restructuring expenses (adjustments). The Company defines EBITDA Margin, as EBITDA as a percentage of total revenue. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue. The Company defines Incremental Adjusted EBITDA as the net change between current and prior year Adjusted EBITDA. The Company defines Incremental Adjusted EBITDA Margin as Incremental Adjusted EBITDA as a percentage of the net change between current and prior year total revenue. The Company defines Adjusted Net Income (Loss) as net (loss) income, adjusted for non-operating (income) expense, stock-based compensation expense, impairment loss on goodwill and intangible assets, and restructuring expenses (adjustments). The Company defines Adjusted EPS as Adjusted Net Income (Loss) divided by the weighted-average number of common shares outstanding for the period. The Company defines Adjusted Gross Profit as gross profit, plus stock-based compensation expense, impairment loss on intangible assets, and restructuring expenses charged under cost of sales. The Company defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of total revenue. The Company defines Cash Gross Profit as Adjusted Gross Profit, plus depreciation and amortization. The Company defines Cash Gross Margin as Cash Gross Profit as a percentage of total revenue. The Company defines Adjusted Operating Expenses as operating expenses, adjusted for stock-based compensation expenses, impairment loss on goodwill and intangible assets, and restructuring expenses (adjustments). The Company defines Cash Operating Expenses as Adjusted Operating Expenses, adjusted for depreciation and amortization, and capitalized software development costs. Free Cash Flow is defined as net cash (used in) provided by operating activities, less net purchases of property and equipment, and capitalized software development costs. The Company defines Free Cash Flow Margin as Free Cash Flow as a percentage of total revenue.

EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow, and Free Cash Flow Margin each has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Among other limitations, each of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, does not reflect the impact of certain cash and non-cash charges resulting from matters considered not to be indicative of ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin differently than Telos does, which limits its usefulness as a comparative measure. Because of these limitations, neither EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow, nor Free Cash Flow Margin should be considered as a replacement for gross profit, gross margin, net (loss) income, earnings per share, operating expenses, net cash flows (used in) provided by operating activities, or operating cash flow margin as determined by GAAP, or as a measure of profitability. Telos compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.
About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with efficient, adaptable, and secure solutions that safeguard people, systems, and information. We deliver advanced capabilities across cyber governance, risk, and compliance (GRC) with Xacta®; identity and biometric solutions; secure networks and communications; and TSA PreCheck® enrollment services. Serving the U.S. federal government, regulated industries, and global enterprises, Telos helps customers stay ahead of evolving threats, accelerate compliance, and achieve mission success. Driven by purpose and guided by our core values, we build trusted partnerships, deliver superior solutions, and help create a more secure, interconnected world. Learn more at www.telos.com.
Media:
media@telos.com
Investors:
InvestorRelations@telos.com

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

	(in thousands, except per share amounts)
Revenue – Security Solutions	$54,184	$46,478	$146,816	$104,770
Revenue – Secure Networks	1,014	4,966	3,869	13,258
Total revenue	55,198	51,444	150,685	118,028
Cost of sales – Security Solutions (excluding depreciation and amortization)	30,787	24,838	84,952	57,557
Cost of sales – Secure Networks (excluding depreciation and amortization)	834	3,704	2,979	10,237
Depreciation and amortization	2,637	2,356	7,747	5,574
Total cost of sales	34,258	30,898	95,678	73,368
Gross profit	20,940	20,546	55,007	44,660
Operating expenses:
Research and development expenses	1,452	1,899	4,154	4,982
Selling, general and administrative expenses	15,398	21,115	44,998	61,051
Total operating expenses	16,850	23,014	49,152	66,033
Operating income (loss)	4,090	(2,468)	5,855	(21,373)
Other income	464	511	1,662	1,625
Interest expense	(100)	(136)	(318)	(424)
Income (loss) before income taxes	4,454	(2,093)	7,199	(20,172)
Provision for income taxes	(18)	(21)	(80)	(63)
Net income (loss)	$4,436	$(2,114)	$7,119	$(20,235)

Earnings (loss) per share:
Basic	$0.06	$(0.03)	$0.10	$(0.28)
Diluted	$0.06	$(0.03)	$0.09	$(0.28)

Weighted-average shares outstanding:
Basic	74,244	72,580	74,322	72,819
Diluted	76,496	72,580	77,260	72,819

TELOS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2026	December 31, 2025

	(in thousands, except per share amount and share data)
Assets:
Cash and cash equivalents	$51,761	$53,180
Accounts receivable, net	23,730	17,000
Inventories, net	2,955	996
Prepaid expenses	7,099	10,565
Deferred program expenses	9,502	10,006
Other current assets	1,885	2,666
Total current assets	96,932	94,413
Property and equipment, net	2,167	3,071
Finance lease right-of-use assets, net	3,255	4,170
Operating lease right-of-use assets, net	240	410
Goodwill	3,006	3,006
Intangible assets, net	28,521	30,281
Other assets	4,290	4,513
Total assets	$138,411	$139,864
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable	$1,502	$4,087
Accrued liabilities	5,744	6,900
Accrued compensation and benefits	13,006	12,309
Contract liabilities – current portion	16,353	11,223
Finance lease obligations – current portion	2,156	2,033
Operating lease obligations – current portion	219	232
Total current liabilities	38,980	36,784
Contract liabilities – non-current portion	751	1,124
Finance lease obligations – non-current portion	3,976	5,608
Operating lease obligations – non-current portion	35	186
Deferred income taxes	59	53
Other liabilities	174	159
Total liabilities	43,975	43,914
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 73,512,971 shares and 72,773,272 shares issued and outstanding as of September 30, 2026, and December 31, 2025, respectively	112	111
Additional paid-in capital	451,194	459,828
Accumulated other comprehensive loss	(96)	(96)
Accumulated deficit	(356,774)	(363,893)
Total stockholders’ equity	94,436	95,950
Total liabilities and stockholders’ equity	$138,411	$139,864

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

	(in thousands)
Cash flows from operating activities:
Net income (loss)	$4,436	$(2,114)	$7,119	$(20,235)
Adjustments to reconcile net income (loss) to cash flows from operations:
Stock-based compensation	3,011	9,388	9,195	24,193
Depreciation and amortization	3,472	3,177	10,248	8,022
Loss on disposal of fixed assets	—	1	52	1
Provision for inventory obsolescence	—	—	42	—
Amortization of debt issuance costs	9	17	26	52
Deferred income taxes	2	14	6	41
Provision for doubtful accounts	—	23	1	3
Changes in other operating assets and liabilities:
Accounts receivable	(5,730)	(1,340)	(6,731)	(1,254)
Inventories	117	2,160	(1,825)	1,081
Prepaid expenses, deferred program expenses, other current assets, other assets	3,627	2,634	8,072	701
Accounts payable	(674)	(10,803)	(2,832)	(1,263)
Accrued compensation and benefits	1,674	819	1,466	1,420
Contract liabilities	(990)	780	4,756	6,894
Accrued liabilities and other liabilities	490	4,390	(2,662)	2,546
Net cash provided by operating activities	9,444	9,146	26,933	22,202
Cash flows from investing activities:
Capitalized software development costs	(1,973)	(2,095)	(6,075)	(6,496)
Purchases of property and equipment, net	(86)	(452)	(477)	(709)
Net cash used in investing activities	(2,059)	(2,547)	(6,552)	(7,205)
Cash flows from financing activities:
Payments under finance lease obligations	(517)	(479)	(1,509)	(1,393)
Payment of tax withholding related to net share settlement of equity awards	(6)	(538)	(7,632)	(1,600)
Repurchases of common stock	(5,748)	(3,637)	(12,637)	(7,639)
Payments for debt issuance costs	—	—	(21)	—
Proceeds from exercise of stock options	—	108	—	108
Net cash used in financing activities	(6,271)	(4,546)	(21,799)	(10,524)
Net change in cash, cash equivalents, and restricted cash	1,114	2,053	(1,418)	4,473
Cash, cash equivalents, and restricted cash, beginning of period	50,788	57,137	53,320	54,717
Cash, cash equivalents, and restricted cash, end of period	$51,902	$59,190	$51,902	$59,190

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA; Net Income (Loss) Margin to EBITDA Margin and Adjusted EBITDA Margin; Incremental Net Income (Loss) and Net Income (Loss) Margin to Incremental Adjusted EBITDA and Incremental Adjusted EBITDA Margin
	For the Three Months Ended						For the Nine Months Ended
	September 30, 2026		September 30, 2025		Year-over-Year Change		September 30, 2026		September 30, 2025		Year-over-Year Change
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Net income (loss)	$4,436	8.0%	$(2,114)	(4.1)%	$6,550	174.5%	$7,119	4.7%	$(20,235)	(17.2)%	$27,354	83.8%
Other income	(464)	(0.8)%	(511)	(1.0)%	47	1.3%	(1,662)	(1.1)%	(1,625)	(1.4)%	(37)	(0.1)%
Interest expense	100	0.2%	136	0.3%	(36)	(1.0)%	318	0.2%	424	0.4%	(106)	(0.3)%
Provision for income taxes	18	—%	21	—%	(3)	(0.1)%	80	0.1%	63	0.1%	17	—%
Depreciation and amortization	3,472	6.3%	3,177	6.2%	295	7.9%	10,248	6.8%	8,022	6.8%	2,226	6.8%
EBITDA (Non-GAAP)	7,562	13.7%	709	1.4%	6,853	182.6%	16,103	10.7%	(13,351)	(11.3)%	29,454	90.2%
Stock-based compensation expense (1)	3,011	5.5%	9,388	18.2%	(6,377)	(169.9)%	9,195	6.1%	24,193	20.5%	(14,998)	(45.9)%
Adjusted EBITDA (Non-GAAP)	$10,573	19.2%	$10,097	19.6%	$476	12.7%	$25,298	16.8%	$10,842	9.2%	$14,456	44.3%
(1) The stock-based compensation expense to EBITDA is made up of stock-based compensation expense for the awarded RSUs, PSUs, and stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $2.3 million and $6.0 million for the three and nine months ended September 30, 2026, respectively, and $7.4 million and $19.8 million for the three and nine months ended September 30, 2025, respectively. Stock-based compensation expense from other sources was $0.7 million and $3.2 million for the three and nine months ended September 30, 2026, respectively, and $1.9 million and $4.4 million for the three and nine months ended September 30, 2025, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, the Company has the discretion to determine whether this compensation will ultimately be paid in stock or cash up until the date at which it is paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted EBITDA.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income, and EPS to Non-GAAP Adjusted EPS
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

	(in thousands, except per share data)
Net income (loss)	$4,436	$(2,114)	$7,119	$(20,235)
Adjustments:
Other income	(464)	(511)	(1,662)	(1,625)
Stock-based compensation expense (1)	3,011	9,388	9,195	24,193
Adjusted net income (Non-GAAP)	$6,983	$6,763	$14,652	$2,333

Earnings (Loss) per share, diluted	$0.06	$(0.03)	$0.09	$(0.28)
Adjustments:
Other income	(0.01)	(0.01)	(0.02)	(0.02)
Stock-based compensation expense (1)	0.04	0.13	0.12	0.33
Adjustment to diluted earnings per share (2)	—	—	—	—
Adjusted earnings per share, diluted (Non-GAAP)	$0.09	$0.09	$0.19	$0.03

Weighted-average shares to compute GAAP earnings (loss) per share, diluted	76,496	72,580	77,260	72,819
Weighted-average shares to compute non-GAAP earnings (loss) per share, diluted (2)	76,496	75,552	77,260	74,892
(1) The stock-based compensation expense to EBITDA is made up of stock-based compensation expense for the awarded RSUs, PSUs, and stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $2.3 million and $6.0 million for the three and nine months ended September 30, 2026, respectively, and $7.4 million and $19.8 million for the three and nine months ended September 30, 2025, respectively. Stock-based compensation expense from other sources was $0.7 million and $3.2 million for the three and nine months ended September 30, 2026, respectively, and $1.9 million and $4.4 million for the three and nine months ended September 30, 2025, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, the Company has the discretion to determine whether this compensation will ultimately be paid in stock or cash up until the date at which it is paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted Net Income.
(2) For a period of net loss, potentially dilutive shares are not included in the calculation of diluted earnings (loss) per share, because to do so would be anti-dilutive. This is an adjustment used to reconcile GAAP earnings (loss) per share (excluding potentially dilutive shares) with non-GAAP earnings per share (including potentially dilutive shares).

Reconciliation of Gross Profit to Adjusted Gross Profit and Cash Gross Profit; Gross Margin to Adjusted Gross Margin and Cash Gross Margin
	For the Three Months Ended				For the Nine Months Ended
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Gross profit	$20,940	37.9%	$20,546	39.9%	$55,007	36.5%	$44,660	37.8%
Adjustments:
Stock-based compensation expense – cost of sales	187	0.4%	154	0.3%	605	0.4%	493	0.5%
Adjusted gross profit (Non-GAAP)	21,127	38.3%	20,700	40.2%	55,612	36.9%	45,153	38.3%
Depreciation and amortization – cost of sales	2,637	4.8%	2,356	4.6%	7,747	5.1%	5,574	4.7%
Cash gross profit (Non-GAAP)	$23,764	43.1%	$23,056	44.8%	$63,359	42.0%	$50,727	43.0%

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Margin
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

	(in thousands)
Net cash provided by operating activities	$9,444	$9,146	$26,933	$22,202
Adjustments:
Capitalized software development costs	(1,973)	(2,095)	(6,075)	(6,496)
Purchases of property and equipment, net	(86)	(452)	(477)	(709)
Free cash flow (Non-GAAP)	$7,385	$6,599	$20,381	$14,997

Revenue	$55,198	$51,444	$150,685	$118,028

Operating cash flow margin	17.1%	17.8%	17.9%	18.8%
Free cash flow margin (Non-GAAP)	13.4%	12.8%	13.5%	12.7%

Reconciliation of Operating Expenses to Adjusted Operating Expenses and Cash Operating Expenses
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

	(in thousands)
Operating expenses	$16,850	$23,014	$49,152	$66,033
Adjustments:
Stock-based compensation expense	(2,824)	(9,234)	(8,590)	(23,700)
Adjusted operating expenses (Non-GAAP)	14,026	13,780	40,562	42,333
Depreciation and amortization	(835)	(821)	(2,501)	(2,448)
Software R&D capitalized costs	2,001	2,057	5,988	6,476
Cash operating expenses (Non-GAAP)	$15,192	$15,016	$44,049	$46,361